UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2014

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110-1346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 408-535-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Fair Isaac Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on February 11, 2014. Of the 34,861,582 shares of common stock entitled to vote, 32,247,965 shares were present at the Annual Meeting in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1:	All of the board’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
A. George Battle	28,163,236	2,286,355	10,384	1,787,990
Greg R. Gianforte	30,327,488	103,389	29,098	1,787,990
Braden R. Kelly	30,180,907	250,370	28,698	1,787,990
James D. Kirsner	30,319,801	111,426	28,748	1,787,990
William J. Lansing	30,344,057	104,821	11,097	1,787,990
Rahul L. Merchant	30,325,121	106,468	28,386	1,787,990
David A. Rey	30,266,703	164,923	28,349	1,787,990
Duane E. White	30,318,244	112,956	28,775	1,787,990

Item No. 2:	The stockholders approved an amendment to the Company’s 2012 Long-Term Incentive Plan by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
17,720,123	12,697,599	42,253	1,787,990

Item No. 3:	The stockholders approved, on an advisory (non-binding) basis, the resolution relating to the Company’s executive officer compensation by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
29,991,979	390,019	77,977	1,787,990

Item No. 4:	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2014 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
31,653,302	577,180	17,483

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

Date: February 14, 2014	By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel, and Secretary